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                                                                    EXHIBIT 23.1

                         CONSENT OF INDEPENDENT AUDITORS

We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to The Williams Companies, Inc. 2002 Incentive Plan for the registration of 24,958,000 shares of The Williams Companies, Inc.'s common stock, of our report dated March 6, 2002, with respect to the consolidated financial statements and schedule of The Williams Companies, Inc. included in its Annual Report (Form 10-K) for the year ended December 31, 2001, filed with the Securities and Exchange Commission.

                                                      ERNST & YOUNG LLP

Tulsa, Oklahoma
March 29, 2002